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Honeywell International Inc.

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2024 annual meeting Shareowner engagement

COMMITMENT TO SHAREOWNER ENGAGEMENT 2023 Spring Engagement Annual Shareowner Engagement 2024 Annual Meeting – Shareowner Engagement 2023 Fall Engagement Total contacted Top 100 shareowners representing 58% of shares outstanding Total Engaged 28% of shares outstanding, held by 18 of our largest shareowners Director Engaged 25% of shares outstanding engaged by independent Lead Director, MDCC Chair, or CGRC Chair Total contacted Top 50 shareowners representing 52% of shares outstanding Total Engaged 21% of shares outstanding, held by 18 of our largest shareowners Director Engaged 20% of shares outstanding engaged by independent Lead Director, MDCC Chair, or CGRC Chair

Honeywell’s Board Recommends ‘FOR’ the Election of Each Nominee Proposal 1 Election of Directors 10 of 12 nominees are independent 4 of 12 nominees are women 5 of 12 nominees are ethnically or racially diverse 6 of 12 nominees were born outside of the United States 10 of 12 nominees have CEO experience ~7 years average tenure (1)Mr. Ayer will become Lead Director, effective May 14, 2024. Mr. Adamczyk will retire from the Board and Mr. Kapur will become Chairman of the Board, effective as of June 7, 2024. (2) Excludes the boards of Honeywell's consolidated subsidiaries. Current Public Company Boards includes Honeywell Board. 2024 Annual Meeting – Shareowner Engagement

Honeywell’s Board Recommends ‘FOR’ Say-on-Pay Proposal 2 Advisory Vote to Approve Executive Compensation Base Salary Determined based on scope of responsibility, years of experience, and individual performance Attracts and compensates high-performing and experienced leaders Annual Incentive  Compensation Plan (ICP) 80% formulaic determination against pre-established financial metrics  15% assessment of individual performance 5% based on ESG metrics Motivates and rewards executives for achieving annual corporate, business unit, ESG, and functional goals  Long-Term Incentive Compensation (LTI) Performance Stock Units: Executive Officers: 50% of annual LTI Covers three-year period Relative TSR (25% weight) along with key financial metrics (75% weight) Focuses executives on achievement of specific long-term financial performance goals  Stock Options: Executive Officers: 25% of annual LTI Four-year vesting Directly aligns the interest of our executives with shareowners Restricted Stock Units: Executive Officers: 25% of annual LTI Four-year vesting Strengthens key executive retention to ensure consistency and execution of long-term strategies Variable vs. Fixed* Long- vs. Short-Term* CEO Other NEOS Variable Fixed CEO Other NEOS Long-term Short-term 2024 Annual Meeting – Shareowner Engagement * Ratios based on target compensation. Short-term reflects base salary and ICP.

KEY METRICS UNDERPINNING OUR PROGRAM CEO 3-Year Performance Stock Units Award Metrics  3-Year Cumulative Revenue (25%) Measures the effectiveness of the Company’s organic growth strategies, including new product introduction and marketing and sales effectiveness, as well as projected growth in our end markets. 3-Year Average ROI (25%) Focuses leadership on making investment decisions that deliver profitable growth. 3-Year Average Segment Margin Rate (25%) Focuses executives on driving continued operational improvements and delivering synergies from corporate actions and prior period acquisitions. 3-Year Relative TSR (25%) Measures Honeywell’s cumulative TSR relative to the Compensation Peer Group over a three-year performance period. CEO Annual ICP Financial Metrics Adjusted Honeywell EPS (50%) Viewed as the most important measure of near-term profitability that has direct impact on stock price and shareowner value creation. Total Honeywell Free Cash Flow (50%) Reflects quality of earnings and incremental cash generated from operations that may be reinvested in our businesses, used to make acquisitions, or returned to shareowners through dividends or share repurchases. Establish clear and measurable goals and targets to hold our executives accountable for achieving specified levels to earn a payout. Varied sets of operational metrics for ICP and LTI to drive top and bottom-line growth over multiple time frames, aligned with sustained long-term performance. Guiding Principles 2024 Annual Meeting – Shareowner Engagement CEO Annual ICP ESG Metrics 10-10-10 Goals Leadership in the energy transition is an important enabler of long-term growth. Diversity of Slate Diverse and inclusive workforce enables better decision-making and innovation and builds competitive advantage. Code of Conduct 100% training and certification helps mitigate risk of reputational and financial harm and encourages reporting of concerns.

COMPENSATION PRACTICES AND POLICIES Continuing to Embrace Compensation Governance Best Practices What We Do What We Don’t Do Pay for Performance, with a significant portion of target total direct compensation at-risk Robust Performance Goals, holding our executives accountable for achieving strategic goals **Updated** Clawback Practices, adopted standalone SEC clawback policy while maintaining existing policy as secondary recoupment mechanism Double Trigger in the Event of a Change in Control Maximum Payout Caps for Incentive Plans **Updated** Robust Stock Ownership Requirements, updated in past year to remove unvested performance shares Options Granted at Fair Market Value **Updated** Independent Compensation Consultant, to ensure that our overall program remains externally competitive; we retained a new consultant in 2023 No Excessive Perks, except where there is a compelling business or security reason No Guaranteed Annual Salary Increases or Bonuses No Hedging or Pledging No Excise Tax Gross-Ups No Accelerated Bonus Payments Upon a Change in Control No Incentivizing of Short-Term Results to the Detriment of Long-Term Goals and Results No Excessive Risks No Options Repricing No Consultant Conflicts 2024 Annual Meeting – Shareowner Engagement

Honeywell’s Board Recommends ‘AGAINST’ Proposal 4 Proposal 4 SHAREOWNER PROPOSAL Independent Board Chairman PROPOSAL:  Adopt an enduring policy and amend the governing documents as necessary in order that two separate people hold the office of the Chairman and the office of the CEO. Whenever possible, the Chairman shall be an independent director. HONEYWELL’S VIEW: Important for the Board to have flexibility to determine the most effective leadership structure based on the Company’s circumstances from time to time using the Board’s best business judgment. One size does not fit all situations. The Board is best positioned to determine the most effective leadership structure at any particular time. This proposal limits the Board’s ability to exercise business judgment to determine the governance approach that serves the best interests of the Company and its shareowners based on the Company’s strategic needs at any particular point in time. The roles and responsibilities of our independent Lead Director are robust and equivalent to that of an independent Chairman. Robust independent Lead Director role ensures effective independent oversight at all times (see next slide for details). Lead Director role further augmented in 2024 to include approval of Board agendas (in addition to already existing right to review and make changes). William S. Ayer, who has less than 10 years of service on the Board, has been elected Lead Director effective as of the 2024 Annual Meeting. A highly independent Board, combined with strong corporate governance practices, ensure effective and independent oversight. Following the retirement of Executive Chairman Darius Adamcyzk in June 2024, all but one director will be independent. Our shareowners have consistently declined to require separation of the Chairman and CEO roles. Shareowners rejected all prior shareowner proposals on this topic – 11 total since 2003. During fall shareowner engagement meetings, shareowners representing over 65% of the shares held by the firms we spoke with indicated that they would not support an independent chair proposal. 2024 Annual Meeting – Shareowner Engagement

Robust Lead Director Role Honeywell’s Existing Board Leadership Ensures Independent Oversight In the absence of an independent Chairman, the independent Lead Director assumes the same roles and responsibilities, including: Work with the CEO, Chairman, the CGRC, and the full Board to identify and prioritize the specific skillsets, experience, and knowledge that Board candidates must possess. Review, approve, and when appropriate, make changes to Board meeting agendas. Review, and when appropriate, make changes to presentation materials and other written information provided to directors for Board meetings. Preside at all Board meetings at which the Chairman is not present, including executive sessions of the independent directors. Serve as liaison between the Chairman and the independent directors. Be available for direct communication with the Company’s shareowners. Call meetings of the independent directors when necessary and appropriate. Call special meetings of the Board when necessary and appropriate. Retain outside professionals on behalf of the Board. Consult with management about what information is to be sent to the Board. Identify key strategic direction and operational issues upon which the Board agenda is based. Serve as ex officio member of each committee on which he or she does not serve. New Lead Director William S. Ayer Retired Chair and CEO, Alaska Air Group Years of Honeywell Board Service: 9 Excelled as Corporate Governance and Responsibility Committee (CGRC) Chair while also serving on the Management Development and Compensation Committee (MDCC). Has demonstrated effective communication and engagement with shareowners, directors and management; well-regarded and upholds the highest ethical standards. Skills and experience well-aligned with strategic skills and core competencies that are critical for the Board. Qualifies as independent in accordance with SEC, Nasdaq, and Honeywell standards. 2024 Annual Meeting – Shareowner Engagement

2024 Annual Meeting – Shareowner Engagement